Exhibit 10.14

Carlsmed, Inc.

Non-Employee Director Compensation Policy Adopted: July 22, 2025

Each member of the Board of Directors (the “Board”) of Carlsmed, Inc. (the “Company”) who is not also serving as an employee of, or consultant to, the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Policy”) for his or her Board service upon and following the date of the underwriting agreement among the Company and the representatives of the several underwriters managing the initial public offering of the Company’s common stock (the “Common Stock”), pursuant to which the Common Stock is priced in such initial public offering (such date, the “Effective Date”).

This Policy will be effective as of the Effective Date and may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”).

A.
Annual Retainer

Commencing on the Effective Date, each Eligible Director will receive the compensation set forth below for service on the Board (the “Annual Retainer”). The Annual Retainer will be paid in cash in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred, subject to any Retainer RSU Election (as defined below) made by such Eligible Director. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each Annual Retainer set forth below will be pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service and regular full quarterly payments thereafter. The Annual Retainer is vested upon payment.

1.
Annual Board Service Retainer:
(a)
All Eligible Directors: $45,000
(b)
Lead Independent Director of the Board (in addition to Eligible Director Annual Board Service Retainer): $25,000
2.
Annual Committee Chair Service Retainer:
(a)
Chair of the Audit Committee: $20,000
(b)
Chair of the Compensation Committee: $15,000
(c)
Chair of the Nominating and Governance Committee: $10,000
3.
Annual Committee Member Compensation (not applicable to Committee Chairs):
(a)
Member of the Audit Committee: $10,000
(b)
Member of the Compensation Committee: $7,500
(c)
Member of the Nominating and Governance Committee: $5,000

B.
Election to Receive Restricted Stock Units (“RSUs”) in Lieu of Annual Retainers
1.
General. The Board or the Compensation Committee may, in its discretion, provide Eligible Directors with the opportunity to elect to convert all or a portion of their Annual Retainers into awards of restricted stock units (the “Retainer RSU Awards”) granted under the Company’s 2025 Equity Incentive Plan, as may be amended from time to time, or any successor plan thereto (the “Plan”), with each such Retainer RSU Award covering a number of shares of Common Stock with a grant date value equal to the amount of the Annual Retainer that would have otherwise been paid to such Eligible Director in cash on the applicable grant date (such election, a “Retainer RSU Election”). The portion of the Annual Retainer not payable in the form of Retainer RSU Awards shall be payable in cash.

Each Retainer RSU Award automatically will be granted on the fifth day of the month immediately following the end of the quarter for which the corresponding portion of the Annual Retainer was earned. Each Retainer RSU Award will be fully vested on the grant date.

2.
Election Method. Eligible Directors must make a Retainer RSU Election in writing in the form and manner specified by the Board or the Compensation Committee. An Eligible Director who fails to make a timely Retainer RSU Election will not receive a Retainer RSU Award and instead will receive the applicable Annual Retainer in cash. Retainer RSU Elections must comply with the following timing requirements:
(a)
Initial Election. Each individual who first becomes an Eligible Director may make a Retainer RSU Election with respect to Annual Retainer scheduled to be paid in the same calendar year as such individual first becomes an Eligible Director or, for individuals that are Eligible Directors prior to the IPO, prior to effectiveness of the IPO (in either case, the “Initial Retainer RSU Election”). The Initial Retainer RSU Election must be submitted to the Company before the individual first becomes an Eligible Director (the “Initial Election Deadline”), and the Initial Retainer RSU Election will become final and irrevocable as of the Initial Election Deadline.
(b)
Annual Election. No later than December 31 of each calendar year, or such other deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each Eligible Director as of immediately before the Annual Election Deadline may make a Retainer RSU Election with respect to the Annual Retainer relating to services to be performed in the following calendar year (the “Annual Retainer RSU Election”). The Annual Retainer RSU Election must be submitted to the Company on or before the applicable Annual Election Deadline and will become effective and irrevocable as of the Annual Election Deadline.
C.
Equity Compensation

Equity awards will be granted under the Plan. All equity awards granted pursuant to this Policy will be in the form of RSUs.

1.
Automatic Equity Grants.
(a)
Initial Grant. Without any further action of the Board, each person who, after the Effective Date, is elected or appointed for the first time to be an Eligible Director will automatically, upon the date of his or her initial election or appointment to be an Eligible Director (or, if such date is not a market trading day, the first market trading day thereafter) (the “Eligibility Date”), be granted RSUs with an aggregate grant date value of $260,000 (the “Initial RSU Award”). One-third of the shares subject to the Initial RSU Award shall vest on each of the first three anniversaries of the applicable grant date, such that the shares subject to the Initial RSU Award shall be fully vested on the third anniversary of the grant date, subject to the Eligible Director’s “Continuous Service” (as defined in the Plan) with the Company through the applicable vesting date.

(b)
Annual Grant. Without any further action of the Board, at the close of business on the date of each annual meeting of the Company’s stockholders (the “Annual Meeting”) following the Effective Date, each person who is then an Eligible Director will automatically be granted RSUs with an aggregate grant date value of $130,000 (the “Annual RSU Award”); provided that, for any Eligible Director whose Continuous Service is less than one year as of the date of such Annual Meeting, the number of shares subject to such Eligible Director’s Annual RSU Award shall have a grant date value equal to $130,000 multiplied by the percentage obtained by dividing the total number of calendar days of such Eligible Director’s Continuous Service through the date of such Annual Meeting by 365, provided that such percentage shall not exceed 100%. Each Annual RSU Award shall vest on the one-year anniversary of the date of grant or as of the day immediately preceding the next Annual Meeting, if sooner, subject to the Eligible Director’s Continuous Service with the Company through the applicable vesting date.
2.
Calculation of Number of Shares. The number of shares of Common Stock underlying each Initial RSU Award, Annual RSU Award and Retainer RSU Award shall be determined by dividing the applicable grant date value for such RSUs by the average per share closing trading price of the Common Stock over the most recent 30 trading days as of the grant date, as reported on the Nasdaq Global Select Market, on the applicable grant date, rounded down to the nearest whole number of shares.
3.
Change in Control. Notwithstanding the vesting schedules provided in the Policy, for each Eligible Director who remains in Continuous Service with the Company until immediately prior to the closing of a “Change in Control” (as defined in the Plan), the shares subject to such Eligible Director’s then-outstanding equity awards that were granted pursuant to this Policy or otherwise will become fully vested immediately prior to the closing of such Change in Control.
4.
Remaining Terms. The remaining terms and conditions of each award, including transferability, will be as set forth in the Company’s RSU Award Grant Notice and RSU Award Agreement in the forms adopted from time to time by the Board or the Compensation Committee, as applicable.
D.
Election to Defer Issuance of RSUs
1.
General. Each Eligible Director shall have the opportunity to defer the issuance of the shares underlying RSUs granted under the Policy (including, for clarity, Retainer RSU Awards, Initial RSU Awards and Annual RSU Awards) that would otherwise be issued to the Eligible Director in connection with the vesting or grant of the RSUs (including, for clarity, the Retainer RSU Awards, Initial RSU Awards and Annual RSU Awards) until the earliest of a fixed date properly elected by the Eligible Director, the Eligible Director’s termination of Continuous Service or a Change in Control. Any such deferral election (“Deferral Election”) shall be subject to such rules, conditions and procedures as shall be determined by the Board or the Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, unless otherwise specifically determined by the Board or the Compensation Committee. If an individual elects to defer the delivery of the shares underlying RSUs granted under the Policy, settlement of the deferred RSUs shall be made in accordance with the terms of the Deferral Election.
2.
Election Method. Each Deferral Election must be submitted to the Company in the form and manner specified by the Board or the Compensation Committee. Deferral Elections must comply with the following timing requirements:
(a)
Initial Election. Each individual who first becomes an Eligible Director (or became an Eligible Director before the IPO) may make a Deferral Election with respect to the Eligible Director’s RSUs to be granted in the same calendar year as such individual first becomes an Employee Director or, for individuals that are Eligible Directors prior to the IPO, prior to effectiveness of the IPO (in either case, the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company on or before the Initial

Election Deadline, and the Initial Deferral Election shall become final and irrevocable as of the Initial Election Deadline.
(b)
Annual Election. No later than the Annual Election Deadline, each individual who is an Eligible Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to the RSUs to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become final and irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.

No portion of an Initial RSU Award or Annual RSU Award which is unvested at the time of an Eligible Director’s termination of Continuous Service on the Board will become vested and/or exercisable thereafter.

E.
Expenses

The Company will reimburse an Eligible Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that such Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

F.
Non-Employee Director Compensation Limit

Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director (as defined in the Plan) shall in no event exceed the limits set forth in Section 3(d) of the Plan.